UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 19, 2009
PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2009 Omnibus Incentive Plan

On November 19, 2009, at a special meeting of shareholders of Patrick Industries, Inc. (the “Company”), the shareholders of the Company, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the Patrick Industries, Inc. 2009 Omnibus Incentive Plan (the “2009 Plan”).  The Board approved and adopted the 2009 Plan, subject to shareholder approval, on August 13, 2009 (the “Effective Date”).

The purposes of the 2009 Plan are to attract and retain highly competent persons as employees, directors, and consultants of the Company and its affiliates (“Service Providers”).  The 2009 Plan covers, among other things, administration of the 2009 Plan, participant eligibility, shares available under the 2009 Plan, the types of awards that may be granted, and performance criteria.

The maximum number of shares available for delivery to Service Providers pursuant to awards granted under the 2009 Plan is 750,000, subject to adjustment as described in the 2009 plan, plus 264,502 shares that were available for future awards under the terms of the Patrick Industries, Inc. 1987 Stock Option Program, as amended and restated (the “Predecessor Plan”) as of October 19, 2009, less 255,000 shares issuable under the May 2009 stock option grant that were subject to shareholder approval of the 2009 Plan, plus shares that become available for future awards under the Predecessor Plan as a result of the subsequent forfeiture, lapse or expiration of awards granted pursuant to the Predecessor Plan. Since the 2009 Plan has been approved by shareholders, no future grants will be made under the Predecessor Plan.

The following types of awards may be granted under the 2009 Plan (which may be in lieu of other amounts owed to a participant), subject to such terms as the Compensation Committee of the Board may prescribe in an award agreement: stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards, and other awards. The 2009 Plan will be administered by the Compensation Committee of the Board and expire no later than August 13, 2019 or earlier if all shares available for issuance have been issued as fully vested shares.

The description of the 2009 Plan contained herein is qualified in its entirety by reference to the full text of the 2009 Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	-	Patrick Industries, Inc. 2009 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

DATE: November 20, 2009	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer